Exhibit 99.1

T.J.T., INC.

BALANCE SHEETS

(Dollars in thousands)

(Unaudited)

At September 30,	2004	2003

Current assets:
Cash and cash equivalents	$843	$1,072
Accounts receivable (net of allowance for doubtful accounts of $23 and $68)	1,349	1,336
Notes receivable	105	38
Inventories	2,847	2,566
Prepaid expenses and other current assets	202	107
Total current assets	5,346	5,119

Property, plant and equipment, net ofaccumulated depreciation	728	594

Notes receivable	338	323
Notes receivable from related parties	-	89
Real estate held for investment	224	341
Investment in joint venture	676	452
Other assets	212	174
Deferred tax asset	179	450
Total assets	$7,703	$7,542

Current liabilities:
Accounts payable	$556	$864
Accrued liabilities	640	549
Total current liabilities	1,196	1,413

Deferred income and other noncurrent obligations	57	79
Total liabilities	1,253	1,492

Shareholders’ equity:
Preferred stock, $.001 par value; 5,000,000 shares authorized; 0 shares issued and outstanding	-	-
Common stock, $.001 par value; 10,000,000 shares authorized; 4,504,939 shares issued and outstanding	5	5
Capital surplus	5,791	5,788
Retained earnings	654	257
Total shareholders’ equity	6,450	6,050
Total liabilities and shareholders’ equity	$7,703	$7,542

T.J.T., INC.

STATEMENTS OF OPERATION

(Dollars in thousands except per share amounts)

(Unaudited)

	Three Months Ended		Year Ended
	September 30,		September 30,
	2004	2003	2004	2003

Sales (net of returns and allowances):
Axles and tires	$4,056	$3,810	$14,502	$15,215
Accessories and siding	1,701	1,302	5,199	4,513
Total sales	5,757	5,112	19,701	19,728

Cost of goods sold
Axles and tires	3,195	2,920	11,312	12,332
Accessories and siding	1,150	930	3,569	3,149
Cost of goods sold	4,345	3,850	14,881	15,481

Gross profit	1,412	1,262	4,820	4,247

Selling, general and administrative expenses	1,343	1,061	4,669	4,259

Operating income (loss)	69	201	151	(12)

Interest income	10	14	58	51
Investment property income (expense)	133	40	170	68
Undistributed equity interest in joint venture income	63	51	224	63
Rental income	8	20	49	34
Other income (expense)	8	7	21	24

Income (loss) before taxes	291	333	673	228

Income taxes (benefit)	123	129	276	96

Net income (loss)	$168	$204	$397	$132

Net income (loss) per common share
Basic and fully diluted:
Continuing operations	$.04	$.05	$.09	$.03
Net income (loss)	$.04	$.05	$.09	$.03

Weighted average shares outstanding	4,504,939	4,504,939	4,504,939	4,504,939

T.J.T., INC.

STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(Unaudited)

For the year ended September 30,	2004	2003

Cash flows from operating activities:
Net income (loss)	$397	$132
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	170	226
(Gain) loss on sale of assets	(21)	(32)
(Gain) loss on sale of investment property	(170)	(62)
Equity earnings in joint venture	(224)	(63)
Stock compensation	3	-
Change in receivables	(18)	(116)
Change in inventory	(281)	(232)
Change in prepaid expenses and other current assets	(95)	(8)
Change in accounts payable	(308)	209
Change in taxes	271	146
Change in other assets and liabilities	58	106
Net cash provided by operating activities	(218)	306

Cash flows from investing activities:
Additions to property, plant and equipment	(304)	(124)
Payments on notes receivable	188	89
Issuance of notes receivable	(59)	-
Proceeds from sale of assets	23	28
Investment in joint venture	-	(130)
Land purchased for investment	(17)	(17)
Sale of land purchased for investment	158	153
Net cash provided (used) by investing activities	(11)	(1)

Cash flows from financing activities:
Net payments from debt	-	-
Net cash used by financing activities	-	-

Net increase in cash and cash equivalents	(229)	305
Cash and cash equivalents at October 1	1,072	767

Cash and cash equivalents at September 30	$843	$1,072

Supplemental information:
Interest paid	$1	$1
Income tax refunds	-	50

Noncash transactions:
Sale of land by issuance of note receivable	$35	$120
Cumulative effect of accounting change	-	-
Prepaid operating lease	-	-
Reaquisition of investment property by cancellation of note receivable	-	-
Inventory invested in joint venture	-	259
Discounts granted for pay-off of notes receivables	18	-